UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CELSUS THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

53 Davies Street London WIK 5JH United Kingdom Telephone: +44-203-318-3004	W1K 5JH
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares, each representing 10 Ordinary Shares	The NASDAQ Stock Market LLC

Ordinary Shares, par value £0.01 per share	The NASDAQ Stock Market LLC *

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

* Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1.     Description of Registrant’s Securities to be Registered.

The description of the securities to be registered hereunder is contained in the sections entitled “Dividends and Dividend Policy,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares and ADSs Eligible For Future Sale” and “Taxation” of the prospectus included as part of the Registrant’s Registration Statement on Form F-1 (No. 333-192783), as amended, originally filed with the Securities and Exchange Commission on December 12, 2013 under the Securities Act of 1933, and is hereby incorporated by reference in answer to this Item.

Item 2.     Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

CELSUS THERAPEUTICS PLC

By:	/s/ Gur Roshwalb
	Name:	Gur Roshwalb
	Title:	Chief Executive Officer

Dated: January 30, 2014